Exhibit 10.22

Framework agreement on providing working capital

Party A: Wen, Ning

Party B: Sancaijia Co., Ltd

Party A holds 63% of the voting shares of Party B and is the actual controlling shareholder and ultimate beneficiary of Party B.

In order to meet the daily production and operational needs of Party B (including its subsidiaries,), Party A agrees to provide Party B with an interest- free working capital loan. The specific amount is subject to the working capital needs of Party B.

The loan provided by Party A shall be used for daily production and operations, and shall not be used for the purchase of fixed assets such as real estate, other investments, third-party loans and other purposes.

When Party B has an operating surplus, it shall give priority to repaying the working capital to Party A.

If both parties agree to change the use of capital through negotiation, a separate agreement shall be signed.

This framework agreement will take force on October 1, 2020. Two copies, one for each party will be signed with the same legal effect.

Party A : WenNing （signed）

Party B : Sancaijia Co., Ltd (sealed)